UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026

TWINLAB CONSOLIDATED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55181	46-3951742
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

304 Indian Trace #438

Weston, Florida 33326

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 443-4301

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec. 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec. 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On August 21, 2026, each of (i) Twinlab Consolidation Corporation, a Delaware corporation ("TCC"), (ii) Twinlab Holdings, Inc., a Michigan corporation ("THI"), and (iii) Organic Holdings, LLC, a Delaware limited liability company ("OH" and, together with TCC and THI, the "Assignors"), each a direct or indirect wholly owned subsidiary of Twinlab Consolidated Holdings, Inc. (the "Company"), executed and delivered an irrevocable general assignment for the benefit of creditors (each, an "Assignment" and, collectively, the "Assignments") to Philip J. von Kahle of Michael Moecker & Associates, Inc. (the "Assignee"), pursuant to Chapter 727 of the Florida Statutes. The Assignee accepted each Assignment on the same date.

On August 24, 2026, the Assignee filed a Petition Commencing Assignment for the Benefit of Creditors with respect to each Assignor in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida (the "Court"), commencing the following proceedings (collectively, the "Assignment Cases"):

•	In re Twinlab Consolidation Corporation, Case No. CACE-26-013752 (Division 07);
•	In re Twinlab Holdings, Inc., Case No. CACE-26-013720; and
•	In re Organic Holdings, LLC, Case No. CACE-26-013758.

The Assignors and their subsidiaries held the Company’s branded nutritional supplement operations, including the Twinlab, Reserveage, Metabolife and Alvita Tea brands and the NutraScience Labs contract manufacturing business. The Company did not make an assignment for the benefit of creditors and is not an assignor in any of the Assignment Cases.

On September 1, 2026, the Company, the Assignors, the Assignee, Akretive Holdings, LLC (“Akretive”), cbdMD, Inc. (“cbdMD”) and a wholly owned subsidiary of cbdMD entered into an Asset Purchase Agreement providing for the sale by the Assignee of specified assets of the assignment estates, as described under Item 1.01 below.

Item 1.01. Entry into a Material Definitive Agreement.

On September 1, 2026, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among cbdMD, Inc., a North Carolina corporation (“cbdMD”), To Be Brands, LLC, a North Carolina limited liability company and wholly owned subsidiary of cbdMD (the “Acquisition Sub”), the Company, the Assignors, Philip J. von Kahle, not individually but solely in his capacity as Assignee for the benefit of creditors of each of the Assignors, and Akretive Holdings, LLC, a New York limited liability company (“Akretive”). Pursuant to the Asset Purchase Agreement, the Assignee has agreed to sell to the Acquisition Sub, on an “as is, where is” basis, without representation or warranty by the Assignee, and free and clear of encumbrances other than permitted encumbrances, specified assets of the assignment estates (the “Acquired Assets”).

Assets to be sold.

The Acquired Assets consist of intellectual property, specified contracts and permits, tangible personal property, inventory, accounts receivable, books and records, goodwill associated with the business being sold, prepaid items, telephone numbers, domain names and social media accounts, cash of the assignment estates in excess of the reasonable fees and expenses of the Assignee and his professionals approved by the Court, and all of the issued and outstanding equity interests of the Assignors.

The Acquired Assets do not include the equity interests of the Company’s other direct and indirect subsidiaries, including Twinlab Corporation, NutraScience Labs, Inc. and NutraScience Labs IP Corporation. Assets retained by the assignment estates include all claims and causes of action of the Assignors, the Assignee and the assignment estates, including avoidance actions and all rights, claims and causes of action against current and former directors and officers of the Assignors, all directors’ and officers’ liability insurance policies, tax attributes, employee benefit plans and corporate records.

Purchase price.

The purchase price for the Acquired Assets is $3,979,805, consisting of (i) the assumption by the Acquisition Sub of $1,750,000 in principal amount of secured indebtedness owed to Akretive, which will bear interest at 9% per annum, mature two years from issuance, be evidenced by a senior secured promissory note of the Acquisition Sub, be secured by the Acquired Assets pursuant to a senior security agreement between the Acquisition Sub and Akretive, and be the sole obligation of the Acquisition Sub and cbdMD and not of the Assignors, the Assignee or the assignment estates, and (ii) the issuance by cbdMD to Akretive of 2,229,805 shares of cbdMD common stock, equal to 19.9% of cbdMD’s outstanding common stock as of the execution date and valued for purposes of the Asset Purchase Agreement at $1.00 per share, subject to increase if cbdMD’s outstanding shares increase before the closing. The Acquisition Sub will also assume specified liabilities of the Assignors. The purchase price is payable to Akretive and not to the Assignee, the assignment estates or the Company. No consideration is payable to the Company. Issuance of the shares constituting the stock portion of the purchase price is subject to approval by cbdMD’s stockholders to the extent required under the NYSE American Company Guide for an issuance exceeding 20% of cbdMD’s outstanding common stock. The Asset Purchase Agreement requires cbdMD to call a meeting of its stockholders to seek that approval within 270 days following the closing, to adjourn or re-solicit if approval is not obtained at that meeting, and to continue to seek that approval at intervals of not more than four months until it is obtained. The shares issued as consideration would not be entitled to vote on that approval. Akretive’s agreement to waive and forgive the indebtedness described below is conditioned on delivery of the purchase price at the closing. The Company can give no assurance that the required stockholder approval will be obtained, or as to when it may be obtained, or as to the effect on Akretive’s waiver if it is not obtained.

Treatment of the Akretive indebtedness.

Upon delivery of the purchase price at the closing, Akretive has agreed to waive and forgive all indebtedness, secured and unsecured, owed to it and its affiliates by the Assignors and the assignment estates, and has agreed not to file a proof of claim against any of the assignment estates or otherwise seek payment from them. The Asset Purchase Agreement does not provide for the release of any obligation of the Company to Akretive and does not release any lien of Akretive on assets of the Company. [Confirm against the Akretive credit and security documents; if the Company is an obligor on or guarantor of the Akretive indebtedness, the Company will remain liable following the closing, and that fact should be stated here and under Item 2.04 below.]

The Company’s role; representations and indemnification.

The Company is a party to the Asset Purchase Agreement but does not convey any assets under it. Title to the Acquired Assets vested in the Assignee upon the Assignors’ execution and the Assignee’s acceptance of the Assignments on August 21, 2026, and the Assignee is the seller. The Company and the Assignors, jointly and severally, make representations and warranties to cbdMD, including as to organization and good standing, authorization and enforceability, absence of conflicts, title to and sufficiency of the Acquired Assets, financial statements, intellectual property, material contracts, compliance with law and permits, litigation, taxes, privacy and data security, and employee matters. The Assignee makes no representations or warranties of any kind.

From and after the closing, the Company and the Assignors, jointly and severally, have agreed to indemnify cbdMD, the Acquisition Sub and their affiliates and representatives against losses arising from any breach of those representations and warranties, any breach of the Company’s or the Assignors’ post-closing covenants, the liabilities excluded from the sale, and the ownership or operation of the business or the Acquired Assets by the Assignors prior to the closing. The representations as to organization, authorization, absence of conflicts and title and sufficiency survive for eighteen months following the closing, and the remaining representations of the Company and the Assignors survive for twelve months. The Asset Purchase Agreement does not provide for any deductible, basket or dollar cap on these indemnification obligations. The Company and the Assignors have also agreed, jointly and severally, to indemnify the Assignee and the assignment estates against tax liabilities of the Company, the Assignors or the business.

Covenants; transition services.

Pending the closing, the Company has agreed to cause the Assignors to operate the business in the ordinary course, subject to the Assignments and the ABC Statute, and not to take specified actions without cbdMD’s consent. The Company and the Assignors, and not the Assignee, are responsible for delivery of the Acquired Assets to cbdMD and for obtaining consents to the assignment of the contracts being assigned. At or prior to the closing, the Company and cbdMD will enter into a Transition Services Agreement under which the Company will provide, or cause its affiliates to provide, information technology, accounting, human resources and other back-office services reasonably necessary for cbdMD to operate the acquired business for a transitional period, on terms intended to approximate the Company’s cost of providing those services without profit or loss. At the closing the Assignee will deliver a Bill of Sale, an Intellectual Property Assignment and an Assignment and Assumption Agreement. For a period of twelve months following the closing, the Company and the Assignors have also agreed not to solicit, recruit, hire or engage any employee of cbdMD, or any employee of the Company or the Assignors who accepts employment with cbdMD or the Acquisition Sub in connection with the transaction, subject to customary exceptions for general solicitations not targeted at those individuals and for individuals whose employment with cbdMD has been terminated for at least ninety days.

Conditions to closing; termination.

The closing is conditioned on, among other things, entry by the Court of an order approving the sale and that order becoming a final order (unless waived by cbdMD in its sole discretion), the absence of any law or order prohibiting the transaction, the accuracy of the representations and warranties, performance of covenants, the absence of a material adverse effect, receipt of specified third-party consents, and satisfaction of conditions relating to the contracts being assigned. The closing is to occur on the second business day following satisfaction or waiver of the closing conditions and, in any event, no later than ten business days after the sale order becomes a final order. Either cbdMD or the Assignee may terminate the Asset Purchase Agreement if the closing has not occurred by two business days after the sale order becomes a final order, if a final order permanently prohibits the transaction, or if the Court enters a final order denying approval of the sale to cbdMD that is not cured by a revised order within thirty days and either may terminate for the other party’s uncured material breach. The Asset Purchase Agreement does not contain an outside date that runs independently of entry of a sale order.

Court approval; competing offers; bid protections.

The sale is expressly subject to approval by the Court and to any higher and better offers. The Assignee owes fiduciary duties to the creditors of each Assignor and is not obligated to consummate the sale to cbdMD if the Court does not approve it or if the Assignee accepts a higher and better offer. If the Assignee receives a higher and better offer or the Court requires a public auction, cbdMD would act as the stalking horse purchaser under bidding procedures set forth in the Asset Purchase Agreement, which provide for an initial minimum overbid of $375,000 above the purchase price plus the bid protections described below, subsequent overbid increments of $125,000, and a cash deposit from competing bidders of at least 10% of the proposed cash purchase price. Akretive would be entitled to credit bid up to the full amount of its secured claim.

If an alternative transaction with a person other than cbdMD is consummated within six months following termination of the Asset Purchase Agreement, the Assignee is required to pay cbdMD a breakup fee equal to 4% of the purchase price, or approximately $159,192, together with reimbursement of cbdMD’s documented out-of-pocket expenses in an amount not to exceed $300,000. The Asset Purchase Agreement provides that the breakup fee and the expense reimbursement are to be treated as administrative expenses of the assignment estates with priority over all other administrative expenses and over secured and unsecured claims, unless the Court orders otherwise. As of the date of this report, the Court has not approved the sale, the bidding procedures or the bid protections. There can be no assurance that the Court will approve the sale on the terms described above, that the Assignee will not receive or accept a higher and better offer, or that the transactions contemplated by the Asset Purchase Agreement will be consummated.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed as Exhibit 2.1 to this report and incorporated herein by reference. Schedules and exhibits to the Asset Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be furnished supplementally to the Commission upon request.

Item 1.03. Bankruptcy or Receivership.

The information set forth in the Introductory Note above is incorporated into this Item 1.03 by reference.

An assignment for the benefit of creditors under Chapter 727 of the Florida Statutes is a state-law liquidation proceeding in which the assignor transfers all of its non-exempt assets in trust to an assignee, who takes possession of and preserves the assets, liquidates them with reasonable dispatch, and distributes the proceeds to creditors in the order of priority prescribed by Section 727.114 of the Florida Statutes, subject to the supervision of the Court. Upon the filing of the Petitions on August 24, 2026, the Court assumed jurisdiction over substantially all of the assets of each Assignor.

Pursuant to the Assignments, each Assignor granted, assigned, conveyed, transferred and set over to the Assignee all of its assets, other than assets exempt by law from levy and sale under execution, including all real property, fixtures, goods, stock, inventory, equipment, furniture, furnishings, accounts receivable, bank deposits, cash, promissory notes, cash value and proceeds of insurance policies, claims and demands, together with all books, records and electronic data pertaining thereto. Each Assignor also irrevocably appointed the Assignee its attorney-in-fact to carry out the purposes of the Assignment.

The Assignee is required to pay and discharge, to the extent estate funds are available after payment of administrative expenses, costs and disbursements, the debts and liabilities of each Assignor and, if funds are insufficient, to pay such debts and liabilities on a pro rata basis in proportion to their statutory priority. Any surplus remaining after payment in full of all debts and liabilities would be returned to the applicable Assignor. For the reasons described under Item 8.01 below, the Company does not expect any surplus to be available in any of the Assignment Cases.

Item 1.03 of Form 8-K by its terms addresses a proceeding in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of the registrant or its parent. The Company is not an assignor in any of the Assignment Cases, and no court has assumed jurisdiction over the assets or business of the Company. The Company is reporting under this Item in light of the significance of the Assignment Cases to its business.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Item 1.03 above is incorporated into this Item 2.01 by reference.

Date and manner of disposition.

The Assignments were executed, delivered and accepted on August 21, 2026. Each Assignment effected a transfer in trust of all of the assigning subsidiary's non-exempt assets to the Assignee, a fiduciary, for liquidation and distribution to creditors under Chapter 727 of the Florida Statutes. The transfers were not made in the ordinary course of business.

Assets disposed of.

Schedule B to each Assignment identifies the assets conveyed and the liquidation value ascribed to each at the date of assignment, as follows:

TCC. 100% of the shares of THI, 100% of the shares of NutraScience Labs, Inc., 100% of the shares of NutraScience Labs IP Corporation and 100% of the membership interests in OH, each scheduled at $0.00; cash on deposit at Fifth Third Bank of $209,979.54; inventory of $3,031,065.47; accounts receivable of $532,650.72; computer and network equipment of $44,807.04; and prepaid expenses and vendor deposits of $169,485.93 - an aggregate scheduled liquidation value of $3,987,988.70.

THI. 100% of the shares of ISI Brands Inc. and 100% of the shares of Twinlab Corporation, together with the Michigan fictitious name "Idea Sphere Inc.," each scheduled at $0.00. THI scheduled no cash, inventory, receivables, equipment, prepaid expenses or intellectual property.

OH. 100% of the membership interests in each of Reserve Life Organics LLC, InnoVitamin Organics LLC, ResVitale LLC, Reserve Life Nutrition LLC, Organics Management LLC, Cocoa Well LLC, Re-Body LLC, Fembody LLC, Joie Essance LLC and Innovita Specialty Distribution LLC, each a Delaware limited liability company and each scheduled at $0.00. OH scheduled no other assets.

The aggregate scheduled liquidation value of the assets conveyed by all three Assignors is therefore approximately $4.0 million. The Assignors' own subsidiaries - ISI Brands Inc., Twinlab Corporation, NutraScience Labs, Inc., NutraScience Labs IP Corporation and the ten Organic Holdings subsidiaries listed above - did not make assignments for the benefit of creditors. Assets held in the name of those entities were not directly conveyed; what was conveyed was the equity of those entities, scheduled in each case at $0.00.

Person acquiring the assets.

Philip J. von Kahle, solely in his capacity as Assignee for the benefit of creditors of each Assignor and not individually, with offices at Michael Moecker & Associates, Inc., 1885 Marina Mile Blvd., Suite 103, Fort Lauderdale, Florida 33315. The Assignee is not an affiliate of the Company. There is no material relationship between the Assignee and the Company, any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer, other than in respect of the Assignments and the Assignment Cases.

Akretive, the secured creditor of each Assignor identified under Item 2.04 below, is the recipient of the purchase price payable under the Asset Purchase Agreement described under Item 1.01 above. [Confirm and disclose any relationship between Akretive and the Company: the Assignee’s motions state that Akretive owns an unspecified percentage of the Company’s outstanding common stock, and Akretive does not appear on the Company’s certified shareholder list. Reconcile before filing.]

Consideration.

No consideration was paid or is payable to the Assignors or to the Company in respect of the Assignments. The Assignments are transfers in trust for the benefit of the Assignors' creditors; the sole consideration recited in each Assignment is the Assignee's acceptance of the assignment. Any proceeds realized by the Assignee from liquidation of the assigned assets will be applied to administrative expenses of the Assignment Cases and then to creditor claims in the order of priority prescribed by Section 727.114 of the Florida Statutes.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in the Introductory Note and under Items 1.03 and 2.01 above is incorporated into this Item 2.04 by reference.

Schedule A to each Assignment identifies Akretive Holdings, LLC ("Akretive") as the sole secured creditor of each Assignor, in the amount of $67,500,000, and as the principal unsecured creditor of each Assignor, in the amount of $79,000,000. Exhibit A to each Assignment describes Akretive's collateral as (i) all of the capital stock, membership interests and other equity interests in each of the Company's seventeen direct and indirect subsidiaries and (ii) all of the tangible and intangible assets of the Company itself and of each of those subsidiaries. The Akretive claims described above are scheduled against each Assignor and are not additive; the same obligations are scheduled in each Assignment Case.

TCC scheduled aggregate unsecured debt of $80,886,921.58, including the Akretive unsecured claim, accrued wages of $23,603.04 owed to six individuals, disputed state tax claims aggregating $6,463.58, and trade and other unsecured claims. THI and OH each scheduled the Akretive claims and no other creditors.

Under the Asset Purchase Agreement described under Item 1.01 above, Akretive has agreed to waive and forgive, upon delivery of the purchase price at the closing, all indebtedness owed to it by the Assignors and the assignment estates. That waiver does not extend to the Company. Akretive’s collateral under Exhibit A to each Assignment includes all of the tangible and intangible assets of the Company, and neither the Asset Purchase Agreement nor any other agreement described in this report releases any obligation of the Company to Akretive or any lien of Akretive on the Company’s assets.

Item 2.06. Material Impairments.

The information set forth in the Introductory Note and under Items 1.03 and 2.01 above is incorporated into this Item 2.06 by reference.

On August 21, 2026, in connection with the Assignments, the Company concluded that its direct and indirect equity interests in the Assignors and their subsidiaries, and the related goodwill and other intangible assets, were impaired in full. The Company expects to deconsolidate the Assignors and their subsidiaries effective August 21, 2026 and to record a charge equal to the carrying value of those interests and of the net assets deconsolidated. The Company is not able in good faith to make a determination of the estimated amount of the charge at this time and will file an amendment to this Current Report on Form 8-K within four business days after it makes that determination. The Company does not expect the charge to result in future cash expenditures.

Item 8.01. Other Events.

Administration of the Assignment Cases.

On August 24, 2026 the Assignee filed an agreed motion to consolidate and jointly administer the three Assignment Cases for procedural purposes only under Florida Rule of Civil Procedure 1.270(a), with the TCC Assignment Case, Case No. CACE-26-013752, serving as the lead case. The motion states that the Assignors have agreed to the relief requested. The Assignee is not, at this time, seeking substantive consolidation of the Assignment Cases.

The Assignee has also moved (i) to fix the amount of the Assignee's bond, required by Section 727.104(2)(b) of the Florida Statutes, at $25,000 in the aggregate for all three Assignment Cases, on the stated basis that Akretive's lien on substantially all assets of the Assignors leaves no unencumbered and liquid assets of the estates; and (ii) to employ Berger Singerman LLP as counsel to the Assignee effective as of August 6, 2026, to determine the Assignee's rate of compensation, and to authorize payment of the reasonable and necessary expenses of the Assignee, his professionals and the estates. The proposed order on the employment motion approves compensation to the Assignee at ten percent (10%) of all receipts collected, subject to a minimum of $25,000, and provides that payment of counsel's fees requires notice to the Assignors and all creditors under Section 727.111(4) of the Florida Statutes and further order of the Court. As of the date of this report, the Court has not entered orders on these motions.

Effect on the Company.

As a result of the Assignments, the Company no longer controls the Assignors or the businesses and assets they held, and the Company’s remaining direct and indirect interests in the Assignors have been extinguished or rendered valueless. The Company expects to deconsolidate the Assignors and their subsidiaries from its financial statements effective August 21, 2026. Following the Assignments, the Company conducts no operating business, and its only remaining assets are its equity interests in the Assignors, which the Company believes to be without value. If the transactions contemplated by the Asset Purchase Agreement are consummated, the Company’s activities are expected to consist of providing transition services to cbdMD on a cost-reimbursement basis, performing its remaining obligations under the Asset Purchase Agreement, including its indemnification obligations, and administering its remaining liabilities.

The scheduled liquidation value of the assets conveyed in the Assignment Cases, approximately $4.0 million in the aggregate, is substantially less than the $67,500,000 secured claim of Akretive, which holds a lien on substantially all of those assets, and is a small fraction of the more than $80.8 million of unsecured claims scheduled by TCC. The purchase price payable under the Asset Purchase Agreement, $3,979,805, is payable to Akretive as secured creditor and not to the assignment estates or to the Company. Distributions in the Assignment Cases are made in the order of priority prescribed by Section 727.114 of the Florida Statutes, under which equity interests rank last. Accordingly, the Company does not expect that any distribution will be made to the Assignors’ equity holders, and does not expect that holders of the Company’s common stock will receive any recovery on account of their shares, whether or not the transactions contemplated by the Asset Purchase Agreement are consummated.

The Company is evaluating its alternatives, including with respect to its remaining obligations to Akretive and other creditors, its obligations under the Asset Purchase Agreement and the Transition Services Agreement, its reporting obligations under the Securities Exchange Act of 1934, and whether it can continue as a going concern. The Company has no operating business and no source of liquidity other than amounts that may become payable to it for transition services following a closing under the Asset Purchase Agreement. The Company is delinquent in its periodic reports under the Exchange Act and can give no assurance as to when, or whether, it will become current.

Shell company status.

Following the Assignments, the Company has no operating business and no material assets. As a result, the Company may be, or may become, a “shell company” as defined in Rule 12b-2 under the Exchange Act, notwithstanding the transition services it expects to provide following a closing under the Asset Purchase Agreement. If the Company is a shell company, Rule 144 would not be available for the resale of its securities unless and until the conditions of Rule 144(i)(2) are satisfied, any future business combination would require the Company to furnish Form 10 information, and the eligibility of the Company’s common stock for quotation in the over-the-counter market could be adversely affected.

Item 7.01. Regulation FD Disclosure.

On September 2, 2026, the Company and cbdMD issued a joint press release announcing the execution of the Asset Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the anticipated administration and outcome of the Assignment Cases, the proposed sale of assets under the Asset Purchase Agreement and the anticipated timing and completion of that sale, the expected recovery, if any, to creditors and equity holders, the Company’s expected deconsolidation of the Assignors, the Company’s anticipated status as a shell company, the transition services the Company expects to provide, and the Company’s evaluation of its alternatives. These statements are based on the Company’s current expectations and are subject to risks and uncertainties, including the conduct and outcome of the Assignment Cases, the actions of the Assignee, the Court and the Company’s creditors, whether the Court approves the sale contemplated by the Asset Purchase Agreement, whether the Assignee receives or accepts a higher or better offer, whether the conditions to closing under the Asset Purchase Agreement are satisfied, the Company’s indemnification and other obligations under the Asset Purchase Agreement, the continuing obligations of the Company to Akretive, the realizable value of the assigned assets, the Company’s liquidity, and the Company’s ability to satisfy its reporting obligations. Actual results may differ materially. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information.

The pro forma financial information required by Article 11 of Regulation S-X with respect to the dispositions described under Item 2.01 of this report is not included herein. The Company intends to file such information by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date on which this report was required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of September 1, 2026, by and among cbdMD, Inc., To Be Brands, LLC, Twinlab Consolidated Holdings, Inc., the Assignors party thereto, Philip J. von Kahle, as Assignee for the benefit of creditors of the Assignors, and Akretive Holdings, LLC. Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be furnished supplementally to the Commission upon request.
99.1	Joint press release of Twinlab Consolidated Holdings, Inc. and cbdMD, Inc., dated September 2, 2026 (furnished, not filed).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2026	TWINLAB CONSOLIDATED HOLDINGS, INC.

By: /s/ Anthony Zolezzi
Anthony Zolezzi Chief Executive Officer